                                                                   EXHIBIT 23.10

  I consent to being named as a nominee for director of UAL in the Proxy Statement and to serve as a director if elected.

                                                  /s/ Gerald Greenwald
                                          _____________________________________
                                                    Gerald Greenwald

Dated: March 29, 1994